EXHIBIT 99.2
Interwoven Announces Strong Fourth Quarter and 2006 Results
Fourth Quarter Revenues of $53.9 Million; 115 New Customers
SUNNYVALE, Calif. – February 1, 2007 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced selected results for the three months and year ended December 31, 2006.
Interwoven reported total revenues of $53.9 million for the fourth quarter of 2006, an increase of 13% from total revenues of $47.6 million for the fourth quarter last year. License revenues for the fourth quarter of 2006 were $21.0 million, an increase of 9% over the same period last year and a 13% increase sequentially. Support and service revenues increased by 16% from the fourth quarter last year to $32.9 million for the fourth quarter of 2006.
For the year ended December 31, 2006, Interwoven reported total revenues of $200.3 million, an increase of 14% from total revenues of $175.0 million for same period last year. License revenues for 2006 were $75.7 million, an increase of 12% over 2005. Support and service revenues increased by 16% from last year to $124.6 million.
At December 31, 2006, cash, cash equivalents and investments totaled $176.5 million, an increase of $16.1 million during the fourth quarter of 2006 and an increase of $39.3 million during 2006. Deferred revenues at December 31, 2006 increased to $57.8 million from $53.1 million at September 30, 2006, an increase of $4.7 million.
Interwoven is not providing other consolidated financial results at this time as the company is conducting a voluntary review of its historical stock option grant processes and this review is not complete.
“We are extremely pleased with our strong revenue growth in Q4 and for the full year of 2006,” said Max Carnecchia, President of Interwoven. “Our success in 2006 demonstrates that Interwoven has the right focus, talent, partners, and solutions to capitalize on today’s market opportunities, and our performance in Q4 and 2006 shows we have strong momentum heading into 2007. Now more than ever, content drives business. Organizations today face the challenge of managing an ever-increasing complexity of content, which if applied strategically, can be used to create revenue growth opportunities and improve operational efficiency. More and more, these organizations are turning to Interwoven solutions to help them succeed in a very competitive global marketplace.”
Customer Momentum
Interwoven added 115 new customers in the fourth quarter, the highest quarterly new customer count in six years. As a result, Interwoven now has nearly 3,800 customers worldwide.
New customers that selected Interwoven in the fourth quarter included Apartments.com, Bech Bruun, BDO Dunwoody, Capgemini America, Career Education Corp, Cooper Communities, Culinary Institute of America, Decosimo, Diagnosticos da America, Jackson Lewis, Mannatech, Marshall Dennehey, Monitor Company Group, Moody’s, National Australia Bank, New York State Office of Mental Health, PKF, Schneider Electric, Tenon Group, and Waters Technologies.
In the fourth quarter, Interwoven also received orders from many existing customers, including adidas, Aetna, American Airlines, FedEx, Federal Reserve Bank of Chicago, First National Bank of Omaha, GlaxoSmithKline, Grant Thornton, HSBC, IKEA, Novartis, Principal Life Insurance, The Regents of the University of California, State of New Jersey, and the US Department of Homeland Security.

Solution and Product Leadership
During the fourth quarter, Interwoven continued to extend its leadership position in key solution and product areas:
•	Interwoven WorkSite Support for the Microsoft Platform – In another milestone in Interwoven’s on-going partnership with Microsoft, the company announced that Interwoven WorkSite will support the 2007 Microsoft Office system, Exchange Server 2007, and Windows Vista. With this integration, WorkSite enables organizations to maximize existing investments in Microsoft-based applications and solutions, and utilize core Microsoft innovations including unified search, portals, information security, and business process automation.

•	Financial Services Innovation and Thought Leadership – Interwoven’s upgraded Scrittura Messaging module allows its buy and sell side clients access to the full functionality of the Trade Information Warehouse, a secure, centralized global infrastructure for the post-trade processing of over the counter derivatives, which was launched in November 2006. This latest development allows Interwoven’s clients to take advantage of this central platform to process trades more efficiently and securely than ever before.

Additionally, Interwoven continued its role as a trusted advisor to the fund management industry, with its executives presenting at two key conferences during the quarter. Executives presented at the Derivatives Operations for the Fund Management Industry conference, and the Financial Information Management Association conference, and provided insights on how data management professionals can apply content management solutions to improve their operations.

•	World-Class Museums Select Interwoven for Digital Asset Management and Preservation – Interwoven announced from the Museum Computer Network’s 34th annual conference the adoption of Interwoven’s MediaBin Asset Management Server by several world-class museums, including the Indianapolis Museum of Art, The Metropolitan Museum of Art, the Minneapolis Institute of Art, the National Heritage Board in Singapore, and the San Francisco Museum of Modern Art. These renowned institutions join a wide range of non-profit organizations, professional services firms and enterprise organizations using Interwoven’s solutions for their Digital Asset Management needs.
Company Awards and Upcoming Events
•	EContent 100—Interwoven was named to the prestigious annual EContent 100 list for the sixth consecutive year for its continued role as a provider of best-in-class content management solutions, ongoing technology innovation, and proven customer value. Each year, EContent magazine honors the top “stand-out companies that demonstrate the winning strategies and solutions that define the digital content industry.”

•	Interwoven GearUp ’07 San Francisco—More than 1,000 industry leaders are expected to convene at the Interwoven annual user event, GearUp ‘07, to be held at the Palace Hotel, San Francisco, April 25-27, 2007. The global event promises to be one of the year’s leading content management-focused conferences, attracting world-class customers, partners, developers, and industry experts for three days of educational and interactive sessions on Interwoven solutions and best practices.

Conference Call Information
Interwoven’s 2006 fourth quarter results and its revenue outlook for the first quarter of 2007 will be discussed today, February 1, 2007 at 2:00 p.m. PT (5:00 p.m. ET).
Live dial-in number: (913) 981-4911
Replay number: (719) 457-0820 or (888) 203-1112
Pass code: 4656841
Audio Web cast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting February 1, 2007 at approximately 5:00 p.m. PT for a limited period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum, solutions and products, activities with strategic business alliances, and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors including: the fact that there can be no assurance as to the length, cost or outcome of the company’s review of historical option grant practices and the company’s accounting for its option grants, or as to the potential impact of that review (including any possible accounting impact); our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, nearly 3,800 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 19,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 530-5801
bandersen@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 530-5738
rcairns@interwoven.com

INTERWOVEN, INC.
Selected Consolidated Financial Results
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
License	$21,021	$19,254	$75,678	$67,754
Support and service	32,896	28,325	124,641	107,283

Total revenues	$53,917	$47,579	$200,319	$175,037

	Dec. 31, 2006	Dec. 31, 2005
Cash, cash equivalents and investments	$176,461	$137,199

Accounts receivable, net	$34,492	$31,542

Deferred revenues	$57,818	$54,010